EXHIBIT 10.3.11

                         ELEVENTH AMENNDMENT TO LEASE
                         ----------------------------



      ELEVENTH AMENDMENT TO LEASE, made this 15th day of May 1998, by and between PACIFIC METROPOLITAN CORPORATION, a Delaware Corporation (successor-in-interest to Carven Associates) having an office at 3000 Executive Parkway, Suite 236, San Ramon, California 94583 ("Landlord") and
ANNTAYLOR, INC. a Delaware corporation having an office at 142 West 57th Street, New York, New York 10019 ("Tenant").

                                     WITNESSETH
                                     ----------

      WHEREAS, under date of March 17, 1989, Landlord and Tenant entered into a lease as amended pursuant to agreements dated November 14, 1990 (First Amendment), October 1, 1993 (Extension and Amendment), April 14, 1994 (Modification of Amendment and Extension to Lease), March 14, 1995 (Fifth Amendment), January 5, 1996 (Sixth Amendment), June 5, 1996 (Seventh Amendment), the undated (Eight Amendment) May 13, 1997 (Ninth Amendment), and May 21, 1997 (Tenth Amendment), together, collectively referred to as the "Lease" affecting the entire second (2nd), third (3rd), fourth (4th), fifth
(5th), sixth (6th), seventh (7th), eighth (8th) fourteenth (14th) and a portion of the seventeenth (17th) floor (the "Premises"), in commercial condominium unit (the "Building") of which the Premises form a part known by the street address of 142 West 57th Street, New York, New York;

      WHEREAS, Landlord and Tenant are desirous of further amending said Lease in the manner set forth below:

1. The following Section shall be inserted after Section I of Article 45 of the Lease:

        "J. (i) Landlord has approved Tenant's Plans (the "Renovation Plans") for Tenant's Work, consisting of renovating the Premises, a copy of such Renovation Plans being attached hereto as Exhibit A to Eleventh Amendment to Lease (such work, the "Renovation"). In lieu of the letter of credit required to be delivered by Tenant under Section H (ii) of this Article 45, and subject to the provisions of this Section J, Landlord agrees to accept a $1,000,000 cash security deposit (the "Construction Deposit") as security for the faithful performance and completion by Tenant of the Renovation in accordance with the Renovation Plans and the terms of this Lease, including, without limitation, this Article 45. The Construction Deposit shall be deposited by Landlord with a bank selected by Landlord in an interest bearing account.

(ii)  Tenant  agrees  that in the event  that a default  which  relates  to the improper performance by Tenant of the Renovation in accordance with the Renovation Plans or the terms of this Lease, or Tenant's failure to pay sums to contractors or materialmen, or others, incurred in connection with the

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                Renovation   or  Tenant's   failure  to  obtain  all   permits,
                authorizations, certificates or other approvals required in connection with or as a result of the Renovation under
                applicable    regulations   or   the   terms   of   the   Lease
                (collectively,  the "Renovation Approvals"),  then Landlord may
                (a) use or apply  the  whole  or any  part of the  Construction
                Deposit   reasonably   necessary  to  cure  such  default,   as
                determined in Landlord's sole discretion or (b) retain the Construction Deposit on account of any damages or deficiency accrued before or after summary proceedings or other reentry by Landlord occasioned in whole or in part by such default.

(iii) Provided  (a)  there is then no  uncured  default  which  relates  to the improper performance by Tenant of the Renovation in accordance with the Renovation Plans and the terms of this Lease and (b) Landlord has received general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Renovation and the materials furnished in connection therewith and satisfactory evidence of the payment in full for the Renovation and (c) Landlord has received satisfactory evidence of the Renovation Approvals, the remainder of the Construction Deposit less applied portions and the accrued interest thereon (less any bank fees or expenses) shall be returned to Tenant within thirty (30) days after request by Tenant therefor.

(iv)  Tenant shall cause the  Renovation to commence  prior to June 1, 1998 and be completed on or prior to September 1, 1999. The Renovation shall be performed on a maximum of two (2) floors of the Premises at any one time. After the Renovation is completed on any one floor, Tenant must, prior to the commencement of the Renovation on any additional floor, provide Landlord with
                (a) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Renovation of such completed floor and the materials furnished in connection therewith, (b) satisfactory evidence of the Renovation Approvals and (c) evidence of the payment in full for the Renovation of such completed floor.

2. The terms of this agreement cannot be changed orally, but only by an instrument in writing executed by both parties.

      Except  as  herein  expressly   modified,   the  Lease,  as  amended,  is
      unmodified and is ratified and confirmed in all respects.

4. The terms, covenants and provisions contained in this Agreement are binding and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.


   IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the day and year first above written.


                               LANDLORD:

                               PACIFIC METROPOLITAN CORPORATION


                               By:  /s/ David A. Hennefer
                                    ---------------------
                                    David A. Hennefer
                                    Assistant Secretary



                               TENANT:

                               ANNTAYLOR, INC.

                               By:  /s/ Valerie Richardson
                                    ----------------------
                                    Valerie Richardson
                                    Senior Vice President
                                    Real Estate and Development